Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Archon Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	the Annual Report of the Company on Form 10-K for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: December 23, 2003

/s/ Paul W. Lowden
Paul W. Lowden Chairman of the Board and President (Principal Executive Officer)

/s/ Charles W. Sandefur
Charles W. Sandefur Director and Chief Financial Officer (Principal Accounting and Financial Officer)